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                                                            EXHIBIT (23)(h)(iii)

                                   AMENDMENT 2
                                     to the
                        ADMINISTRATIVE SERVICES AGREEMENT
                                      among
               The Investment Companies comprising the Lord Abbett
              Family of Funds (each, a "Fund" or collectively, the
                       "Funds") as set forth on Exhibit 1
                                       and
                     Lord, Abbett & Co. LLC ("Lord Abbett")


     WHEREAS, the Investment Companies named on Exhibit 1 and Lord Abbett entered into an Administrative Services Agreement dated December 12, 2002, as may be amended from time to time (the "Agreement");

     WHEREAS, Section 9 of the Agreement provides for the addition to the Agreement of new funds created in the Lord Abbett Family of Funds where such funds wish to engage Lord Abbett to perform Administrative Services under the Agreement;

     WHEREAS, the Funds and Lord Abbett desire to further amend the Agreement to include additional funds;

     NOW THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

     1. The Agreement is hereby amended to add the following funds to Exhibit 1 of the Agreement:

          Lord Abbett Investment Trust
                Lord Abbett Convertible Fund

          Lord Abbett Securities Trust
                Lord Abbett Large-Cap Value Fund

          Lord Abbett Tax-Free Income Trust
                Lord Abbett Insured Intermediate Tax-Free Fund

     2.   The Agreement shall remain the same in all other respects.

     3.   The Amendment is effective as of the 30th day of June, 2003.

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     IN WITNESS WHEREOF, each of the parties has caused this Amendment to the
Agreement to be executed in its name and on its behalf by its duly authorized representative.

                                      On behalf of each of the Lord Abbett Funds listed on Exhibit 1 Attached hereto

                                      By:
                                            ------------------------------------
                                            Joan A. Binstock
                                            Chief Financial Officer


     Attested:

     --------------------
     Christina T. Simmons
     Vice President & Assistant Secretary


                                      LORD, ABBETT & CO. LLC

                                      By:
                                            ------------------------------------
                                            Robert S. Dow
                                            Managing Member


     Attested:

     ----------------------
     Paul A. Hilstad
     Member, General Counsel

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                     EXHIBIT 1 (AMENDED AS OF JUNE 30, 2003)
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

The following funds comprise the Lord Abbett Family of Funds:

     Lord Abbett Affiliated Fund, Inc.
     Lord Abbett Blend Trust
           Lord Abbett Small-Cap Blend Fund
     Lord Abbett Bond-Debenture Fund, Inc.
     Lord Abbett Developing Growth Fund, Inc.
     Lord Abbett Global Fund, Inc.
           Equity Series
           Income Series
     Lord Abbett Investment Trust
           Balanced Series
           Core Fixed Income Fund
           Lord Abbett High Yield Fund
           Limited Duration U.S. Government Securities Series
           Lord Abbett Total Return Fund
           U.S. Government Securities Series
           Lord Abbett Convertible Fund
     Lord Abbett Large-Cap Growth Fund
     Lord Abbett Mid-Cap Value Fund, Inc.
     Lord Abbett Research Fund, Inc.
           Lord Abbett America's Value Fund
           Lord Abbett Growth Opportunities Fund
           Large-Cap Series
           Small-Cap Value Series
     Lord Abbett Securities Trust
           Alpha Series
           Lord Abbett All Value Fund
           International Series
           Lord Abbett Micro-Cap Growth Fund
           Lord Abbett Micro-Cap Value Fund
           Lord Abbett Large-Cap Value Fund
     Lord Abbett Series Fund, Inc.
           All Value Portfolio
           America's Value Portfolio
           Bond-Debenture Portfolio
           Growth and Income Portfolio
           Growth Opportunities Portfolio
           International Portfolio
           Mid-Cap Value Portfolio

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     Lord Abbett Tax-Free Income Fund, Inc.
           Lord Abbett California Tax-Free Income Fund
           Lord Abbett Connecticut Tax-Free Income Fund
           Lord Abbett Hawaii Tax-Free Income Fund
           Lord Abbett Minnesota Tax-Free Income Fund
           Lord Abbett Missouri Tax-Free Income Fund
           Lord Abbett National Tax-Free Income Fund
           Lord Abbett New Jersey Tax-Free Income Fund
           Lord Abbett New York Tax-Free Income Fund
           Lord Abbett Texas Tax-Free Income Fund
           Lord Abbett Washington Tax-Free Income Fund
     Lord Abbett Tax-Free Income Trust
           Florida Series
           Georgia Series
           Michigan Series
           Pennsylvania Series
           Lord Abbett Insured Intermediate Tax-Free Fund
     Lord Abbett U.S. Government Securities Money Market Fund, Inc.